UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 18, 2016

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Refinancing of AHIT Valfre, LLP

On April 18, 2016, AHIT Valfre, LLP, a Maryland limited liability partnership (“AHIT Valfre”) closed its internal restructuring and financing with FirstKey Mortgage, LLC, a Florida limited liability company (“FirstKey Mortgage”). AHIT Valfre is a related party to American Housing Income Trust, Inc. (the “Company”).

The Company was the General Partner of AHIT Valfre prior to the closing of the financing with FirstKey Mortgage. In order to accommodate the underwriting requirements of FirstKey Mortgage, the Company, as General Partner, and Valfre Holdings, LLC, James Valfre and Pamela Valfre, as Limited Partners, agreed to the First Amended Limited Liability Partnership Agreement dated March 25, 2016 (“AHIT Valfre First Amended Partnership Agreement”). The AHIT Valfre First Amended Partnership Agreement was not effective until the closing of the financing with FirstKey Mortgage (“AHIT Valfre First Amended Partnership Agreement”).

The partners in AHIT Valfre agreed to restructure their respective interests in the partnership resulting in AHIT Valfre GP, LLC, a Maryland limited liability company (“AHIT Valfre GP”) and AHIT Valfre Limiteds, LLC, a Maryland limited liability company (“AHIT Valfre Limiteds”) serving as General Partner and Limited Partner, respectively, of AHIT Valfre. AHIT Valfre filed its Amended Certificate of Limited Liability Partnership with the State of Maryland on April 20, 2016 setting forth the restructuring.

The Company is the sole member of AHIT Valfre GP. American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of the Company (“American Realty”) is defined as the “Springing Member” under the Operating Agreement for AHIT Valfre GP and AHIT Valfre Limiteds. As Springing Member, American Realty has agreed to certain duties and responsibilities in the event of an occurrence of any event causing the last remaining member of AHIT Valfre GP or AHIT Valfre Limiteds to cease to be a member of the particular company, other than (i) an assignment by the last remaining members of all of its membership interest in the company and the admission of a new member pursuant to Section 6.1 of the Operating Agreement, or (ii) the resignation of the member and the admission of an additional member of the Company pursuant to Section 6.1 of the Operating Agreement.

As the Springing Member, American Realty has agreed that it shall, without any action of any person and simultaneously with the member ceasing to be a member of the Company, automatically be admitted to AHIT Valfre GP or AHIT Valfre Limiteds, as the case may be, as a “Special Member,” and shall continue the company without dissolution. As the Special Member, American Realty would have no interest in the profits, losses and/or capital of the company and no right to receive any distributions of company’s assets. In addition, American Realty would not have the right to any conversion options under Section 721 of the Internal Revenue Code. Other than its wholly-owned subsidiary having the “Springing Member” interest in AHIT Valfre Limiteds, the Company has no interest in AHIT Valfre Limiteds.

The previously disclosed substantive rights, duties and obligations of the General Partner and the Limited Partner under the AHIT Valfre Limited Liability Partnership Agreement dated August 1, 2015, remain, for the most part, consistent with the AHIT Valfre First Amended Partnership Agreement. However, the partners under the AHIT Valfre First Amended Partnership Agreement have agreed that, rather than the limited partnership interests being held in the name of the individual limited partners, AHIT Valfre Limiteds would be issued 300,026 limited partnership interests, which are subsequently broken down into the number of membership units held by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421) in AHIT Valfre Limiteds under its special purpose entity Operating Agreement. Furthermore, in order to meet the underwriting requirements of FirstKey, for purposes of identification of equity interests in AHIT Valfre, the partners agreed that AHIT Valfre GP, as the General Partner, would retain a 1% equity ownership in AHIT Valfre and AHIT Valfre Limiteds, as Limited Partner, would retain a 99% equity ownership in the Partnership, subject to the balance of the provisions of the AHIT Valfre First Amended Agreement.

The Company also holds title to ten properties through AHIT Valfre. In addition to the nine properties previously titled to AHIT Valfre, American Realty conveyed the property located at 920 West Joy Ranch Road in Phoenix, Arizona to AHIT Valfre in order to accommodate the financing with FirstKey Mortgage, and in turn, the Company, American Realty, AHIT Valfre GP and AHIT Valfre Limiteds agreed to indemnify and hold FirstKey Mortgage harmless from any and all claims, actions or other losses related to the conveyance. As a result, AHIT Valfre holds title to ten properties financed through FirstKey Mortgage. All profits and income from these properties are allocated to the Company under the First Amended Limited Liability Partnership Agreement.

The debt that had been assumed by AHIT Valfre has been paid off through the Loan Cooperation Agreement between (a) FirstKey Mortgage, as Lender, (b) AHIT Valfre, as Borrower, (c) AHIT Valfre GP and AHIT Valfre Limiteds, as Pledgors, and (d) our Chairman of the Board and Chief Financial Officer, and beneficial owner, Sean Zarinegar, as Sponsor. The principal amount of the Balloon Note under the Loan Cooperation Agreement is $1,203,600 with interest accruing at 6.070% with a monthly payment of $7,270.45. The Balloon Note matures on May 1, 2021, absent any events of default thereunder. In addition to granting one or more mortgages or deeds of trust to FirstKey as collateral, the Company has guaranteed the obligations of AHIT Valfre, and AHIT Valfre GP and AHIT Valfre Limiteds have provided guaranties and have pledged their interests in their respective entities to FirstKey Mortgage.

There are approximately 325 pages associated with the FirstKey Mortgage financing and the restructuring of the entities disclosed herein. The exhibits set forth in Section 9, below, contain those documents or agreements management believes are material to the disclosure of the FirstKey Mortgage financing and related restructuring. To the extent an ancillary document or agreement is not included as an exhibit herein, it was management’s determination that the particular document or agreement was not material for purposes of disclosure; however, the lack of identification as an exhibit in this Form 8-K should not be interpreted as a representation by management that the document or agreement not enclosed is immaterial or not relevant in relation to the transaction as a whole.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

AHIT Valfre GP is the General Partner of AHIT Valfre. The Company is the sole member of AHIT Valfre GP.

AHIT Valfre became a direct obligor under the FirstKey Mortgage financing set forth in Item 1.01, above, on April 18, 2016. AHIT Valfre GP has agreed to a guaranty and pledge agreement as collateral under the FirstKey Mortgage financing. The amount of the direct obligation, including terms of payment, have been set forth in Item 1.01, above. The obligation to FirstKey Mortgage may be accelerated upon an event of default under the Balloon Note or any other agreement incorporated into the Loan Cooperation Agreement. In the event of acceleration, the Company’s liability might be offset through FirstKey Mortgage’s exercise of its remedies against AHIT Valfre Limiteds. In the event FirstKey Mortgage seeks recourse against AHIT Valfre Limiteds, AHIT Valfre has agreed to indemnify and hold AHIT Valfre Limiteds harmless from any and all claims, demands or losses during the time period in which AHIT Valfre Limiteds is a limited partner in the Partnership, i.e. prior to AHIT Valfre Limiteds’ members exercising their respective Section 721 conversion rights under the First Amended Partnership Agreement. This obligation to indemnify and hold AHIT Valfre Limiteds harmless, might impair the Company’s working capital and expose it to liability, which in turn would impact the value of the Company’s shares.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders

Due to the financing through FirstKey Mortgage, the prior Section 721 conversion rights of Valfre Holdings, LLC, James Valfre and Pamela Valfre have been restructured. The 300,026 limited partnership interests in AHIT Valfre were previously held, individually, by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421). The conversion rights of these former limited partners are now conversion rights held by AHIT Valfre Limiteds’ members – Valfre Holdings, LLC, James Valfre and Pamela Valfre.

Pursuant to the First Amended Partnership Agreement, commencing on August 2, 2016, each membership unit of AHIT Valfre Limiteds shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of common stock of the Company on a 1:1 basis. AHIT Valfre may require a member of AHIT Valfre Limiteds to convert his, her or its membership interest in AHIT Valfre Limiteds into the number of fully paid and nonassessable shares of common stock in the Company after the first anniversary of the Master UPREIT Agreement. In order for a member of AHIT Valfre Limiteds to exercise his, her or its conversion right, the member shall deliver to the Company’s Transfer Agent written notice in the same or similar form as Exhibit B to the First Amended Limited Partnership Agreement that such holder elects to convert all or any number of its, his or her membership interest in AHIT Valfre Limiteds.

AHIT Valfre GP shall not sell, assign, pledge, or otherwise encumber or dispose of its general partnership interest in AHIT Valfre or any part of it, and any attempt to do so shall be null and void, unless doing so occurs after AHIT Valfre Limiteds’ members’ exercise of all of their respective conversion rights.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Amended Certificate of Limited Liability Partnership of AHIT Valfre was filed with the State of Maryland on April 19, 2016 (the “Certificate of Amendment”), and is attached hereto as an exhibit.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

AHIT Valfre GP is a wholly-owned subsidiary of the Company. Its Articles of Organization were filed with the State of Maryland on November 11, 2015, and its Operating Agreement was executed on March 11, 2016. However, the actual operations of AHIT Valfre GP were nonexistent until the closing of the FirstKey Mortgage financing. The Company’s Board of Directors shall directly manage the business and affairs of AHIT Valfre GP. AHIT Valfre GP was organized in order to accommodate the FirstKey financing set forth in Item 1.01, above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

10.1	Loan Cooperation Agreement (FirstKey Mortgage and AHIT Valfre)
10.2	Balloon Note (AHIT Valfre)
10.3	Guaranty and Pledge Agreement (AHIT Valfre GP)
10.4	Guaranty Agreement (AHIT)
10.5	Certificate of Amendment of Limited Liability Partnership (AHIT Valfre)
10.6	First Amended Limited Liability Partnership Agreement (AHIT Valfre)
10.7	Articles of Organization (AHIT Valfre GP)
10.8	Operating Agreement (AHIT Valfre GP)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Jeff Howard

Name:  Jeff Howard

Title: Chief Executive Officer and President

Dated: April 19, 2016